Exhibit 99.2

PRELIMINARY COPY SUBJECT TO COMPLETION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

RSP Permian, Inc.

SPECIAL MEETING OF STOCKHOLDERS

The undersigned stockholder of RSP Permian, Inc., a Delaware corporation, revoking all prior proxies, hereby appoints James E. Mutrie as proxy, with the power to appoint his substitute, and authorizes him to represent and to vote, on behalf of the undersigned, as designated on the reverse side hereof, all of the shares of common stock of RSP Permian, Inc. held of record by the undersigned at the close of business on June 1, 2018 at the Special Meeting of Stockholders of RSP Permian, Inc. to be held at [X] Central Time on [X], 2018, or at any adjournment or postponement thereof, at 3141 Hood Street, Suite 700, Dallas, Texas 75219 (the “Special Meeting”).

This proxy will be voted as directed on the reverse side hereof. If no direction is given, this proxy will be voted FOR proposals 1 and 2. If any other matter or matters should properly come before the Special Meeting or any adjournment or postponement thereof, this proxy will be voted in the discretion of the proxy holder. This proxy revokes any previously executed proxy with respect to all proposals that properly come before the Special Meeting.

(Continued, and to be marked, dated and signed, on the other side)

	Please mark your votes like this	☒
THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF RSP PERMIAN, INC.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSALS 1 and 2

1. To adopt the Agreement and Plan of Merger, dated March 27, 2018, among RSP Permian, Inc., Concho Resources Inc. and Green Merger Sub Inc. (as it may be amended from time to time, the “Merger Agreement””).	For ☐	Against ☐	Abstain ☐

2. To approve, by a non-binding advisory vote, certain compensation that may be paid or become payable to RSP Permian, Inc.’s named executive officers that is based on or otherwise relates to the Merger Agreement.	For ☐	Against ☐	Abstain ☐

Signature

Signature, if held jointly (Title)

Date , 2018

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.